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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - JUNE 10, 1999







                              MINNESOTA POWER, INC.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 722-2641





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ITEM 5.  OTHER EVENTS.

Reference is made to the Annual Report on Form 10-K for the year ended December 31, 1998 (1998 Form 10-K) of Minnesota Power, Inc. (Minnesota Power or Company) for background information on the following update. The cited reference is to the Company's 1998 Form 10-K.


Ref. Page 22 - Fifth and Six Paragraphs.
Ref. Form 8-K dated and filed February 26, 1999.
Ref. Form 8-K dated and filed May 27, 1999.

On June 10, 1999 Capital Re Corporation (Capital Re) and ACE Limited (ACE) signed a definitive agreement providing for the merger of Capital Re with ACE. Under the terms of the Agreement and Plan of Merger (Merger Agreement), Capital Re's shareholders will receive 0.6 ordinary shares of ACE for each share of Capital Re at closing, subject to a maximum value to Capital Re shareholders of $22 per share. It is anticipated that the transaction will be completed during the second half of 1999, subject to customary regulatory approvals, approval of the merger by Capital Re's shareholders, confirmation of specified financial strength ratings of Capital Re's principal operating subsidiaries and other customary closing conditions. Upon closing, final transaction valuation will occur. The Merger Agreement has a termination date of February 28, 2000.

In conjunction with the signing of the Merger Agreement on June 10, 1999, Minnesota Power signed a Stockholder Support Agreement. Under the terms of this agreement, Minnesota Power has agreed to vote all of its shares of Capital Re in favor of the merger. Minnesota Power has also agreed to hold its shares of ACE for a period of 180 days commencing the day of closing, other than in a single private sale of all or substantially all of the original shares Minnesota Power will receive.

Capital Re is a financial guaranty reinsurance and specialty insurance company that trades on the New York Stock Exchange under the symbol KRE. ACE through its subsidiaries, provides a broad range of insurance and reinsurance products for a diverse group of international clients. ACE trades on the New York Stock Exchange under the symbol ACL.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                    Minnesota Power, Inc.
                                            ------------------------------------
                                                        (Registrant)





June 15, 1999                                           D. G. Gartzke
                                            ------------------------------------
                                                        D. G. Gartzke
                                               Senior Vice President - Finance
                                                 and Chief Financial Officer



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